EXHIBIT 10.1

         REINSTATEMENT AGREEMENT made this 7th day of May 1998, by and between SUNRISE ENTERPRISES, INC., a Texas corporation ("SELLER") and CORNERSTONE REALTY GROUP, INC., a Virginia corporation ("PURCHASER").

         WHEREAS, the above parties entered into an Agreement for the purchase and sale of the property known as the Summertree Apartments on November 20, 1997 (the "AGREEMENT"), and

         WHEREAS, the Agreement was amended on November 20, 1997, December 1, 1997, December 2, 1997 and December 8, 1997, and

         WHEREAS, the Agreement was terminated pursuant to a letter dated December 12, 1997, and

         WHEREAS, the parties wish to reinstate the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises expressed herein, it is hereby agreed as follows:

         1. The parties agree that the Agreement is hereby reinstated with the following modifications:

                  a. ARTICLE III, INSPECTION PERIOD, is hereby amended to extend the Inspection Period to fourteen (14) days after the execution of this Reinstatement Agreement.

                  b. ARTICLE IV, CLOSING, is hereby amended to change the Closing to seven (7) days after the completion of the Inspection Period.

         2. Except as modified herein, the Agreement remain in full force and effect without modification.

         3. Seller and Purchaser hereby ratify and confirm the Agreement, as herein modified, for all purposes.

         4. This Reinstatement Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same document. A counterpart signed by a party and transmitted by facsimile to the other party will have the same effect as the delivery of an original.

         IN WITNESS WHEREOF, this Reinstatement Agreement is executed effective as of the date first set forth above.

SELLER:                                    SUNRISE ENTERPRISES, INC. ,
                                           a Texas corporation

                                           By: /s/ Nathan Levine
                                               ---------------------------------
                                                   Nathan Levine, President

PURCHASER:                                 CORNERSTONE REALTY GROUP, INC.
                                           a Virginia corporation


                                           By: /s/  Gus G. Remppies
                                               ---------------------------------
                                                    Vice President Acquisitions

          FOURTH AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

         This Fourth Amendment to Real Estate Purchase and Sale Agreement (the "Amendment") is made by and between SUNRISE ENTERPRISES, INC., a Texas corporation (the "Seller") and CORNERSTONE REALTY GROUP, INC., a Virginia corporation ("Purchaser") to be effective as of the 8th day of December, 1997.

                                    RECITALS

         A. Effective on or about November 20, 1997, Seller and Purchaser entered into a certain Real Estate Purchase and Sale Agreement (as amended, the "Agreement") relating to a parcel of land and the improvements thereon located in Dallas County, Texas. All terms used herein with their initial letter capitalized shall, unless otherwise specified herein, have the meaning given to such terms in the Agreement.

         B. The parties desire to further amend the Agreement to extend the Inspection Period stated in Section 3.1 of the Agreement and have entered into this Amendment to reflect such agreements.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

         1. The Inspection Period stated in Section 3.1, as amended by the Third Amendment, shall be further amended to expire at 11:59 p.m. Dallas, Texas time on Wednesday, December 17, 1997.

         2. Except as modified herein, the Agreement remain in full force and effect without modification.

         3. Purchaser and Seller hereby ratify and confirm the Agreement, as herein modified, for all purposes.

         4. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same document. A counterpart signed by a party and transmitted by facsimile to the other party will have the same effect as the delivery of an original.

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

SELLER:                                SUNRISE ENTERPRISES, INC.,
                                       a Texas corporation

                                       By:   /s/   Nathan Levine
                                             -----------------------------------
                                              Nathan Levine, President

PURCHASER:                             CORNERSTONE REALTY GROUP, INC.
                                        a Virginia corporation

                                       By:
                                           -------------------------------------
                                             S.J. Olander, Senior Vice President

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

SELLER:                                 SUNRISE ENTERPRISES, IC.

                                        a Texas corporation

                                        By:
                                            ------------------------------------
                                             Nathan Levine, President

PURCHASER:                              CORNERSTONE REALTY GROUP, INC.
                                        a Virginia corporation

                                        By:   /s/ S.J. Olander
                                            ------------------------------------
                                            S. J. Olander, Senior Vice President

           THIRD AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

         This Third Amendment to Real Estate Purchase and Sale Agreement (the "Amendment") is made by and between SUNRISE ENTERPRISES, INC. a Texas corporation ("Seller") and CORNERSTONE REALTY GROUP, INC., a Virginia corporation ("Purchaser"), to be effective as of the 2nd day of December, 1997.

                                    RECITALS

         A. Effective on or about November 20, 1997, Seller and Purchaser entered into a certain Real Estate Purchase and Sale Agreement (as amended, the "Agreement") relating to a parcel of land and the improvements thereon located in Dallas County, Texas. All terms used herein with their initial letter capitalized shall, unless otherwise specified herein, have the meaning given to such terms in the Agreement.

         B. The parties desire to amend the Agreement to extend the Inspection Period stated in Section 3.1 of the Agreement and have entered into this Amendment to reflect such agreements.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

         1. The Inspection Period stated in Section 3.1 of the Agreement shall expire at 11:59 p.m. Dallas, Texas time on Wednesday, December 10, 1998.

         2. Except as modified herein, the Agreement in full force and effect without modification.

         3. Purchaser and Seller hereby ratify and confirm the Agreement, as herein modified, for all purposes.

         4. This Amendment may be executed in counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same document. A counterpart signed by a party and transmitted by facsimile to the other party will have the same effect as the delivery of an original.

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

SELLER:                               SUNRISE ENTERPRISES, INC.
                                      a Texas corporation

                                      By: /s/ Nathan A. Levine
                                      -------------------------------------
                                      Nathan A. Levine, President

PURCHASER:                            CORNERSTONE REALTY GROUP, INC.,
                                      a Virginia corporation

                                      By: /s/ S. J. Olander
                                      --------------------------------------
                                      Name:   S. J. Olander
                                      Title:  Senior Vice President

         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

SELLER:                                   SUNRISE ENTERPRISES, INC.,
                                          a Texas corporation

                                          By:

                                          --------------------------------------
                                          Nathan A. Levine President

PURCHASER:                                CORNERSTONE REALTY GROUP, INC.
                                          a Virginia corporation

                                          By: /s/ S. J. Olander
                                          --------------------------------------
                                          Name: S. J. Olander
                                          Title: Senior Vice President

                                 AMENDMENT NO. 2

                                       TO

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

STATE OF TEXAS        )

                      )       KNOW ALL MEN BY THESE PRESENTS THAT:

COUNTY OF DALLAS      )

         This Agreement is made and entered into on this 1st day of December, 1997, by and between SUNRISE ENTERPRISES, INC., a Texas corporation (hereinafter called "Seller"), and CORNERSTONE REALTY GROUP, INC., a Virginia corporation (hereinafter called "Purchaser"):

RECITALS:

         A. Heretofore, the undersigned parties executed a certain written Real Estate Purchase and Sale Agreement and First Modification to Real Estate Purchase and Sale Agreement each dated November 20, 1997 (hereinafter jointly referred to as the "Agreement"), for the sale of property located in Dallas County, Texas, described in detail in Exhibit "A" attached to the Agreement.

         B. The parties desire to amend the Agreement as set forth hereinafter.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, each of the undersigned parties for itself, its respective successors and assigns agrees as follows:

         1. The first sentence of Section 4.1 of the Agreement is hereby amended to read as follows:

                  "The closing of the transaction contemplated hereby ("Closing") will be held at the offices of the Title Company, 300 Crescent Court, Suite 100, Dallas, Texas 75201, at 10:00 a.m. on or before December 15, 1997."

         2. Except as expressly modified by this Amendment, all of the other terms, provisions, conditions, and covenants set forth in the Agreement shall remain in full force and effect, and this Amendment shall not be construed as a novation of the Agreement.

         EXECUTED as of the day and year first written above.

                                              SELLER:

                                              SUNRISE ENTERPRISES, INC.,
                                              a Texas corporation

                                              By:   /s/   Nathan Levine
                                                    ----------------------------
                                                     Nathan Levine, President

                                              PURCHASER:

                                              CORNERSTONE REALTY GROUP, INC.
                                               a Virginia corporation

                                              By: /s/   S.J. Olander
                                                  ------------------------------
                                              Name:   S.J. Olander
                                              Title:  S.V.P

          FIRST MODIFICATION TO REAL ESTATE PURCHASE AND SALE AGREEMENT

         This First Modification to Real Estate Purchase and Sale Agreement ("Modification") is made and entered into this 20 day of November 1997 between SUNRISE ENTERPRISES, INC., ("Seller") and CORNERSTONE REALTY GROUP, INC. ("Purchaser").

         WHEREAS, Purchaser and Seller are simultaneously executing the Purchase Contract ("Agreement"); and

         WHEREAS, Purchaser and Seller now desire to modify and amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, Seller and Purchaser agree as follows:

         1. All terms not specifically defined herein shall have the same meaning as ascribed to them in the Agreement.

         2. ARTICLE III, INSPECTION PERIOD, is hereby amended to add the following paragraph:

         "3.6 CLOSING CONDITION. The Seller agrees to continue the maintenance and normal operation of the premises until the date of closing. During the Inspection Period, both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units which have been vacant for a period of more than ten (10) days, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems."

         3. Except as herein modified, the terms and provisions of the Agreement shall remain in full force and effect.

         4. In the event there is any conflict in the terms of this Modification and the terms of the Agreement, the terms of this Modification shall govern.

         5. This Modification may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together will constitute one agreement between the parties hereto.

         IN WITNESS WHEREOF,  the parties hereto have executed this

Modification on the date first above written.

                                                SELLER:

                                                SUNRISE ENTERPRISES, INC.,
                                                a Texas corporation

                                                By:   /s/   Nathan Levine
                                                     ---------------------------
                                                       Nathan Levine, President

                                                PURCHASER:

                                                CORNERSTONE REALTY GROUP, INC.
                                                 a Virginia corporation

                                                By: /s/   S.J. Olander
                                                    ----------------------------
                                                Its: Senior Vice President

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

         THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into to be effective as of the Effective Date (as hereinafter defined) by and between SUNRISE ENTERPRISES, INC., a Texas corporation ("Seller"), whose address is 14001 North Dallas Parkway, Suite 1050, Dallas, Texas 75240, and CORNERSTONE REALTY GROUP, INC., a Virginia corporation ("Purchaser"), whose address is 306 East Main Street, Richmond, Virginia 23219.

                              W I T N E S S E T H :

                                    ARTICLE I

                                PURCHASE AND SALE

         1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

                  (a) that certain tract or parcel of land situated in Dallas County, Texas, more particularly described on Exhibit "A" attached hereto and made a part hereof, together with all and singular the rights, easements and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

                  (b) the buildings and other improvements on the Land, including specifically, without limitation, all those certain apartment buildings, clubhouse, swimming pools, laundry room, and leasing office located thereon having a street address of 13250 Emily Road, Dallas, Texas 75240, and being a 232 unit multi-family apartment complex (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

                  (c) the personal property owned by Seller upon the Land or within the Improvements, including specifically, without limitation, heating, ventilation and air conditioning systems and equipment, stoves refrigerators, disposals, ovens and other appliances, furniture, carpeting, draperies and curtains and other window coverings, tools and supplies, and other items of personal property (excluding cash) used in connection with the operation of the Land and the Improvements (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");

                  (d) all of Seller's right, title and interest in all oral or written agreements pursuant to which any portion of the Land or Improvements is used or occupied by anyone other than Seller (the property described in clause (d) of this Section 1.1 being herein referred to collectively as the "Leases"); and

                  (e) all of Seller's right, title and interest in and to (i) all assignable contracts and agreements accepted by Purchaser pursuant to Section 3.3 hereof relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing (as such term is defined in Section
         4.1 hereof), (ii) all assignable warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property and (iii) all of Seller's right, title and interest, if any, in and to the name "Summertree Apartments" (the property described in this Section 1.1(e) being sometimes herein referred to collectively as the "Intangibles").

         1.2  Property  Defined.  The  Land,  the  Improvements,   the  Personal
Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

         1.3 Permitted Exceptions. The Property will be conveyed subject to the matters which are deemed to be Permitted Exceptions pursuant to Section 2.3 hereof and subject to the matters described in Section 2.5 hereof (herein referred to collectively as the "Permitted Exceptions").

         1.4 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($5,700,000) (the "Purchase Price").

         1.5 Payment of Purchase Price. The Purchase Price will be payable in full at Closing (as hereinafter defined) in cash or immediately available wire transferred funds.

         1.6 Independent Contract Consideration. On the Effective Date, Purchaser shall deliver to Seller a check in the amount of One Hundred Dollars ($100) ("Independent Contract Consideration"), which amount the parties hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, and is nonrefundable in all events.

         1.7 Earnest Money. On or before two (2) days next succeeding the Effective Date, Purchaser shall deposit with Republic Title of Texas, Inc. (the "Title Company"), having its office at 300 Crescent Court, Suite 100 Dallas, Texas 75201 Attention: Leslie B. Wheeler, Vice President, the sum of One Hundred Thousand Dollars ($100,000) (the "Earnest Money"). The Title Company shall deposit the Earnest Money in an interest-bearing account in a national bank in Dallas, Texas. The party entitled to the Earnest Money shall be entitled to all interest thereon. The Title Company shall hold and disburse the Earnest Money in accordance with the provisions of this Agreement. In the event that Purchaser fails to deliver the Earnest Money to the Title Company within the time period provided in this Section 1.7, then Seller shall have the option to terminate this Agreement by sending written notice to Purchaser.

                                   ARTICLE II

                                TITLE AND SURVEY

         2.1 Commitment for Title Insurance. Seller and Purchaser hereby instruct the Title Company to prepare (at Seller's expense) and deliver to Purchaser, Seller and the surveyor described in Section 2.2 below, within ten
(10) days after the Effective Date, (i) a title commitment (the "Title Commitment") covering the Property, showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner Policy of Title Insurance on the standard form of policy prescribed by the Texas State Board of Insurance in the full amount of the Purchase Price pursuant to Section
2.4 hereof, and (ii) legible copies of all instruments referenced in Schedule B of the Title Commitment.

         2.2 Survey. Seller agrees, at Seller's expense, to retain John R, Piburn, Jr., a Texas Registered Professional Land Surveyor, or such other registered professional land surveyor acceptable to the Title Company, to survey the Property and prepare and deliver to Purchaser, Seller, and the Title Company, within ten (10) days after the Effective Date, a survey thereof (the "Survey") reflecting the total area of the Property, the location of all improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto. Unless otherwise agreed by Seller and Purchaser, the metes and bounds description contained in the Survey shall be the legal description employed in the documents of conveyance of the Property.

         2.3 Title Review Period. Purchaser shall have ten (10) days (the "Title Review Period") after the receipt of the last of the Title Commitment, legible copies of all instruments referred to in Schedule B thereof, and the Survey to notify Seller, in writing, of any objections Purchaser may have to anything contained in the Title Commitment or the Survey; provided, however, that Purchaser shall not be entitled to object to any Permitted Exceptions described in Section
2.5 hereof. Any item contained in the Title Commitment or the Survey to which Purchaser does not object during the Title Review Period will be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or the Survey prior to the expiration of the Title Review Period, Seller shall have ten (10) days after receipt of notification of such objections, or such greater period of time as may be mutually acceptable to Purchaser and Seller (the "Cure Period"), within which Seller may (but shall not be required to) cure or remove such objections; provided, however, Seller shall be required to obtain the release of any liens created by Seller. If Seller fails either to cure or remove any objection to the reasonable satisfaction of the Title Company and Purchaser prior to the expiration of the Cure Period, Purchaser may either
(a) terminate this Agreement by written notice to Seller and receive a return of the Earnest Money, at which time this Agreement will become null and void or (b) waive such objection and accept such title as Seller is able to convey without any reduction in the Purchase Price. Failure of Purchaser to send written notice of the election available to Purchaser pursuant to the preceding sentence within five (5) calendar days after the expiration of the Cure Period will be deemed an election by Purchaser to waive Purchaser's objection and accept such title as Seller is able to convey without any reduction in the Purchase Price.

         2.4 Owner Policy of Title Insurance. At Closing, Seller shall cause the Title Company to issue to Purchaser, at Seller's expense, an Owner Policy of Title Insurance (the "Title Policy") covering the Property, in the full amount of the Purchase Price, in the form prescribed by the Texas State Board of Insurance. Such Title Policy may only contain as exceptions the standard exceptions and the Permitted Exceptions. If Purchaser requests that the survey exception or any other standard exception be amended, such amendment will be at the sole expense of Purchaser.

         2.5 Title Conveyed Subject to Certain Matters. The Property will be conveyed subject to the following matters, which will be deemed to be Permitted
Exceptions:

                  (a) building restrictions and zoning regulations heretofore or hereafter adopted by any municipal or other public authority relating to the Property not violated by the current Improvements, and rent or other regulations or laws, if any, now or hereafter in effect with respect to the Property;

                  (b)  rights,   if  any,   relating  to  the  construction  and
         maintenance, in connection with any public utility, of wires, poles, pipes, conduits and appurtenances thereto, on, under or across the premises (Purchaser retains its right pursuant to

         Section 2.3 hereof to object to any utility easements not acceptable to Purchaser);

                  (c) any and all assessments becoming liens subsequent to the date hereof, and in addition if at the date hereof the Property or any part thereof will be or will have been affected by any assessment or assessments which are payable in installments or may be paid in installments without penalty (other than interest), Purchaser shall pay all such installments which shall become due and payable or which may be paid without penalty (other than interest) after the date of Closing, except that any installment relating to the current fiscal year (with any interest thereon) will be apportioned between the parties at Closing;

                  (d) all liens for real estate taxes on the Property for the year 1998 and subsequent years which are not yet due and payable at the time of Closing; and

                  (e) all Leases affecting the Property (except any Leases executed by Seller in violation of Section 5.2(b) hereof.

                                   ARTICLE III

                                INSPECTION PERIOD

         3.1 Right of Inspection. During the period beginning on the Effective Date and ending the fourteenth (14th) day following such Effective Date (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to make a physical inspection of the Property and to examine any books and records maintained by Seller relating to the Property at such place or places as said books and records may be located (excluding, however, internal memoranda, financial projections, appraisals and budgets) and to examine zoning and other laws affecting the use of the Property. Without limiting the foregoing, Seller shall make available to Purchaser those documents described on Exhibit "G" attached hereto and made a part hereof. Purchaser understands and agrees that any on-site inspections of the Property will be conducted upon at least twenty-four (24) hours prior notice to Seller and in the presence of Seller or its representative. Purchaser agrees to indemnify and hold Seller harmless of and from any claim for damages or injuries arising from Purchaser's inspection of the Property, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify will survive Closing or any termination of this Agreement for a period of six (6) months. Seller will notify Purchaser in writing promptly after Seller has knowledge of any such claim covered by said indemnification. If the claim is asserted by a third party, Purchaser may defend such claim at Purchaser's expense by counsel of Purchaser's choice. Purchaser's obligation to indemnify Seller will not extend to any diminution in value or other consequences caused by Purchaser's discovery of defects or other conditions on or with respect to the Property, nor will Purchaser's obligation extend to the costs of remediation of any such defect or other condition not caused by Purchaser. All inspections must occur at reasonable times agreed upon by Seller and Purchaser and must be conducted so as not to unreasonably interfere with use of the Property by Seller or its tenants.

         3.2 Right of Termination. Purchaser, in its sole and absolute discretion, may deliver written notice of its intention to terminate this Agreement to Seller and the Title Company at any time prior to the expiration of the Inspection Period or any extensions of the Inspection Period. If Purchaser delivers such notice, the Title Company shall immediately release the Earnest Money to Purchaser without requiring the execution of any release or consent from Seller and despite any notifications or protestations from Seller or any other third party to the contrary. By its execution of this Agreement, the Title Company agrees with Purchaser to comply with the foregoing provision. If Purchaser fails to send Seller such notice prior to the expiration of the Inspection Period, Purchaser shall be deemed to have determined that the Property is suitable for Purchaser's purposes and to have waived Purchaser's right to terminate this Agreement pursuant to this Section 3.2.

         3.3 Operating Agreements. During the Inspection Period, Purchaser shall have the right to review all contracts and agreements relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the date of Closing. Prior to the expiration of the Inspection Period, Purchaser shall notify Seller in writing of those contracts and agreements which Seller must terminate. Seller shall send written notice of termination to such contract parties within three (3) business days after the date of Seller's receipt of such notification from Purchaser. At Closing, any amounts due on any contracts which will continue in effect after Closing (the "Operating Agreements"), whether because Purchaser has not requested their termination or because the termination does not become effective until after Closing, will be prorated.

         3.4 Conditions Precedent. Purchaser's obligation to consummate the purchase of the Property is subject to and contingent upon the satisfaction (or waiver) of the following conditions precedent:

                           (a) Receipt by Purchaser of an engineering report, at Purchaser's expense, of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting

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         the  Property.  Purchaser  shall  have  until  the  expiration  of  the
         Inspection Period in which to review the report set forth in this subsection and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

                  (b) That there have been no material, adverse changes to the Property or Leases.

                  (c) Seller acknowledges that Purchaser is a public entity and that Purchaser is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange commission.

         3.5 Condition of Personal Property at Closing. The Personal Property and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of Closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the Property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to Closing, or Purchaser may terminate this Agreement and obtain a prompt return of the Earnest Money.

                                   ARTICLE IV

                                     CLOSING

         4.1 Time and Place. Closing of the transaction contemplated hereby ("Closing") will be held at the offices of the Title Company, 300 Crescent Court, Suite 100, Dallas, Texas 75201, at 10:00 a.m. on or before seven (7) days next following the expiration of the Inspection Period, but in no event later than December 1, 1997. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations will be concurrent conditions.

         4.2 Seller's Obligations at Closing. At Closing, Seller shall:

                  (a) deliver to Purchaser a Special Warranty Deed (the "Deed') in the form of Exhibit "B" attached hereto and made a part hereof, executed and acknowledged by Seller and in recordable form, conveying the Land and Improvements to Purchaser, subject only to the Permitted Exceptions;

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                  (b) join with Purchaser in the execution of a Bill of Sale and
         Assignment (the "Bill of Sale") in the form of Exhibit "C" attached hereto and made a part hereof with respect to the Property;

                  (c) join with Purchaser in the execution of an Assignment and Assumption of Contracts (the "Assignment of Contracts") in the form of Exhibit "D" attached hereto and made a part hereof with respect to the Property;

                  (d) deliver to Purchaser an estoppel certificate with respect to the Leases addressed to Purchaser from Seller, which certificate will be dated not earlier than twenty-one (21) days prior to Closing, will be in substance satisfactory to Purchaser and will be substantially in the form of Exhibit "E" attached hereto and made a part hereof;

                  (e) join with Purchaser in the execution of a letter to each tenant of the Property in the form of Exhibit "F" attached hereto and made a part hereof;

                  (f) deliver to Purchaser such evidence as Purchaser's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

                  (g) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

                  (h) deliver to Purchaser all available keys to the Property in Seller's possession;

                  (i) deliver to Purchaser the Title Policy  pursuant to Section
         2.4 hereof;

                  (j) deliver to Purchaser a current rent roll certified to the actual knowledge (as defined in Section 5.3) of Seller to be true and correct as of the date of Closing setting forth with respect to each Lease, the name of the tenant, the monthly rent payable, the apartment number, the date through which rent has been paid, the amount of any payment of rent in advance, and the amount of any security deposit;

                  (k) deliver to Purchaser a termite inspection report dated after the Effective Date prepared by a licensed termite extermination contractor who is regularly engaged in the business of pest control certifying that all buildings are free from any termite or other wood-boring insect infestation, except as noted in the said report. Said report must contain the contractor's name, contractor's license number, the signature of the party authorized to sign for the contractor,

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         and the date of the  inspection.  Should damage exist,  Seller may, but shall not be obligated to, proceed to have any corrective work completed prior to Closing. If Seller does not make the repairs prior to Closing, Purchaser, at its option, may either proceed to Closing or may in its sole discretion terminate this Agreement and the Title Company shall promptly return the Earnest Money to Purchaser upon such termination;

                  (l) deliver to Purchaser originals of Leases, Operating Agreements, books and records, and related papers and documents;

                  (m) deliver to Purchaser a non-foreign person certificate duly executed by Seller;

                  (n) deliver to Purchaser affidavits duly executed by Seller as to debts and liens and similar documents customarily required by the Title Company;

                  (o) deliver to Purchaser cash or other immediately available funds by wire transfer an amount equal to all security, cleaning, and other deposits held by Seller as landlord pursuant to the Leases;

                  (p) deliver to Purchaser an affidavit duly executed by Seller that except as set forth in a certain Environmental Assessment dated July 8, 1992, prepared by Maxim Engineers, Inc., Project Number 0492000819 with reference to the Property, a copy of which has been furnished to Purchaser, Seller has received no notice of the presence of asbestos or other hazardous materials;

                  (q)  deliver  to  Purchaser  a  copy  of  the  duly   executed
         termination of the current management agreement, effective as of the Closing; and

                  (r) a representation letter in the form of Exhibit "H" attached hereto.

         4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

                  (a) pay to Seller the full amount of the Purchase Price in cash or immediately available wire transferred funds pursuant to
         Section 1.5 above;

                  (b) join Seller in execution of the instruments described in Sections 4.2(b), 4.2(c), and 4.2(e) above; and

                  (c) deliver to Seller such evidence as Seller's counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

         4.4      Credits and Prorations.

                  (a) The following items will be prorated with respect to the Property as of 12:01 a.m., Dallas, Texas, time, on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:

                           (i) rents,  if any, as and when  collected  (the term
                  "rents" as used in this Agreement including payments due and payable by tenants under the Leases and by licensees and concessionaires, if any);

                           (ii) taxes (including  personal property taxes on the
                  Personal Property);

                           (iii) any  assessments  to the  extent  specified  in
                  Section 2.5(c) hereof;

                           (iv) payments under the Operating Agreements or other
                  agreements affecting the Property;

                           (v) gas,  electricity  and other utility  charges for
                  which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and

                           (vi) any other  operating  expenses  of the  Property
                  incurred during the month in which Closing occurs.

                  (b)  Notwithstanding   anything  contained  in  the  foregoing
         provisions:

                           (i) At Closing,  (A) the Earnest  Money and  interest
                  thereon will be delivered by the Title Company to Seller and the amount of the Earnest Money together with the interest thereon will be credited against the Purchase Price, (B) Seller shall credit to the account of the Purchaser the amount of all security deposits held by Seller pursuant to the Leases (to the extent such security deposits have not been applied against delinquent rents), and (C) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property and transferred or assigned at Closing by Seller to Purchaser.

                  (ii) Any taxes for the year of closing paid at Closing will be prorated based upon the amounts actually paid. Seller shall pay all delinquent taxes, and if the amount of taxes for the year of Closing is not known at the time of Closing, the proration will be based on the prior year's tax rate, with a subsequent adjustment.

                  (iii) Charges referred to in Section 4.4(a) above (other than those referred to in Section 4.4(a)(i)) which are payable by any tenant to a third party will not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller.

                  (iv)  Seller  shall  receive  the  entire   advantage  of  any
         discounts for the prepayment by it of any taxes, water rates or sewer rents which were paid by Seller on or before the Closing.

                  (v) As to gas, electricity and other utility charges referred to in Section 4.4(a)(v) above, Seller may on notice to Purchaser elect to pay one or more or all of said items accrued to the date herein above fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item will not be apportioned hereunder, and will be directly paid by Seller at the Closing.

                  (vi) The Personal Property is included in this sale, without further charge, except that (A) Purchaser agrees to purchase from Seller, at Seller's cost, and pay for at Closing, any supplies which are in unopened containers on the Property at the time of Closing, the amount of such supplies and the cost thereof to be determined as of the day before the date of closing by a certificate of an agent or representative of Seller, and (B) Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the Personal Property which is to be transferred to Purchaser under this Agreement and Purchaser shall execute and deliver any tax returns required of it in connection therewith, said obligations of Purchaser to survive Closing.

                  (vii) Purchaser shall be responsible for the payment of (A) all leasing commissions which become due and payable (whether before or after Closing) (1) as a result of any renewals of existing Leases which occur between the Effective Date and the date of Closing, and (2) under any new Leases entered into between the Effective Date and the date of Closing which have been approved (or deemed approved) by Purchaser; and (B) all leasing commissions which become due and payable from and after the date of Closing. If, as of the date of Closing, Seller shall have paid any leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at closing.

                  (viii) If Seller has committed to give any future monetary concessions to tenants under existing Leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at Closing.

         4.5 Closing Costs. Seller shall pay (a) the fees of any counsel representing Seller in connection with this transaction; (b) the basic premium for the Title Policy to be issued to Purchaser by the Title Company at Closing (specifically excluding the additional premium chargeable for modification of the survey exception, which deletion expense shall be borne by Purchaser); (c) the cost of the Survey; (d) the fees for recording the deed conveying the Property to Purchaser; and (e) one-half (1/2) of any escrow fee charged by the Title Company. Purchaser shall pay (w) the fees of any counsel representing Purchaser in connection with this transaction; (x) the additional premium chargeable for modification of the survey exception, if such modification is requested by Purchaser; (y) any transfer tax, documentary stamp tax or similar tax which are customary in the area where the Property is located, which becomes payable by reason of the transfer of the Property; and (z) one-half (1/2) of any escrow fee charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         5.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

                  (a) Seller has no actual knowledge that the execution and delivery of this Agreement by Seller and Seller's performance of and compliance with its terms (i) violates any existing federal, state or local law. Ordinance, rule, regulation or order, or (ii) breaches any agreement or other obligation to which Seller is a party or by which it is bound.

                  (b) As of the date hereof, Seller has no actual knowledge of any pending (and there are no existing) claims, litigation, condemnation, administrative actions or other legal proceedings which might affect the Property in a materially adverse manner.

                  (c) Seller has the full right, power and authority to sell the Property as provided in this Agreement and to carry out Seller's obligations hereunder, and all requisite action necessary to carry out its obligations hereunder have, or by the Closing, will have been taken.

                  (d) At the time of Closing there will be no outstanding written or oral contracts made by Seller for any improvements to the Property which have not ben fully paid for and Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials furnished to the Property prior to the Closing pursuant to authorization by Seller.

                  (e) That Seller is the owner in fee simple of the Property and has the power to convey same.

                  (f) All necessary action has been taken by Seller to authorize execution of this Agreement and the performance by Seller of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents.

                  (g) Seller has no actual knowledge and has not been advised in writing that Seller is in default under any Lease, rental agreement, service or equipment contract, or mortgage or other encumbrances relating to the Property.

                  (h) Seller has no actual knowledge of any patent or latent defect of a material nature in the Property or any part thereof.

                  (i) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

                  (j) That to the best of Seller's actual knowledge, the Property was never utilized as a disposal site for hazardous waste products.

                  (k) To Seller's actual knowledge, Seller has complied with applicable keyless, dead-bolt lock requirements of Texas law.

                  (l) That the Leases are for residential tenancies only for terms of one year or less.

         5.2 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

                  (a) From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in the manner Seller has operated and maintained the Property prior to the date hereof.

                  (b) A copy of each Lease and each lease proposal presented to Seller between the Effective Date and the date of Closing for its approval and execution will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within three (3) days after its receipt of each such Lease of either its approval or disapproval thereof, including all leasing commissions to be incurred in connection therewith. In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any such Lease within the three(3) day time period for such purpose set forth above, such failure will be deemed the approval by Purchaser of such Lease. At Closing, Purchaser shall reimburse Seller for any leasing commissions incurred by Seller pursuant to a new Lease approved (or deemed approved) by Purchaser.

                  (c) From the Effective Date until the date of Closing, Seller shall continue to maintain, operate, and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which will damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any Lease (except in accordance with the terms of such Lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If any Leases expire within thirty
         (30) days next succeeding the date of Closing, Seller shall, up to the date of Closing and without cost to the Purchaser, continue its usual course of marketing the Property and seeking new tenants for apartments which are or will become vacant.

         5.3 Actual Knowledge Defined. Reference in Section 5.1 above to the "actual knowledge" of Seller shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of Sunrise Enterprises, Inc. and shall not be construed to refer to the knowledge of any other officer, agent, or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the following persons: (a) Nathan A. Levine and (b) Sue Gilbert.

         5.4 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

                  Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser's obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been taken.

         5.5 Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of abestos, polychlorinated biphenyl emissions, urea formaldehyde foam insulation, radon gas, or other hazardous substances, materials and wastes (as those terms may be defined by applicable federal or state law, rule or regulation), and shall furnish to Seller at Closing copies of any reports received by Purchaser in connection with any such inspection. Purchaser hereby assumes full responsibility for such inspections and irrevocably waives any claim against Seller arising from the presence of such materials on the Property. Purchaser shall also furnish to Seller at Closing copies of any other reports received by Purchaser relating to any other inspections of the Property conducted on Purchaser's behalf, if any (including, specifically, without limitation, any reports analyzing compliance of the Property with the provisions of the Americans with Disabilities Act ("ADA"), 42 U.S.C. Section 12101) et seq., if applicable).

                                   ARTICLE VI

                                     DEFAULT

         6.1 Default by Purchaser. If the Earnest Money is delivered to the Title Company as herein provided and Purchaser fails to consummate this Agreement for any reason, except Seller's default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof.
Notwithstanding anything to the contrary contained in this Section 6.1, if Purchaser or any affiliate of Purchaser asserts a claim to the Property which clouds Seller's title thereto, and if such claim is found by a court of

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competent  jurisdiction to be without merit, then Seller shall have all remedies available at law or in equity against Purchaser; provided, however, in the event that Purchaser's claim is found by a court of competent jurisdiction to be valid, Seller shall reimburse Purchaser for all its costs.

         6.2 Default by Seller. In the event that Seller fails to consummate this Agreement for any reason, except Purchaser's default or the permitted termination of this Agreement by either Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole and exclusive remedy, either
(a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance will not be available to enforce any other obligation of Seller hereunder. If Purchaser is the prevailing party in a suit for specific performance by a final judgment of a court of competent jurisdiction, Purchaser is entitled to recover reasonable attorney's fees actually incurred in such suit. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court of competent jurisdiction in Dallas County, Texas, on or before one hundred twenty (120) days following the date upon which Closing was to have occurred or any extensions of the Closing.

                                   ARTICLE VII

                                  RISK OF LOSS

         7.1 Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not "major" (as hereinafter defined), this Agreement shall remain in full force and effect provided Purchaser performs any necessary repairs or, at Purchaser's option, reduces the Purchase Price in an amount equal to the cost of such repairs, and Seller assigns to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the Property. In the event that Purchaser elects to perform repairs upon the Property, the date of Closing will not be extended.

         7.2 Major Damage. In the event of a "major" loss or damage to the Property, Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money will be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of a major loss or damage, then Purchaser shall be deemed to have elected to proceed with the Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the Property. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing will be extended a reasonable time not to exceed ninety (90) days in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property will pass to Purchaser. For purposes of Sections 7.1 and 7.2, "major" loss or damage means: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the Property in question to a condition substantially identical to that of the Property in question prior to the event of damage would be , in the certified opinion of a mutually acceptable architect, equal to or greater than Two Hundred Fifty Thousand Dollars ( $250,000), or (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property.

         7.3 Risk of Loss. Prior to the closing Date, Seller will bear all risk of loss or damage by casualty to the Property.

                                  ARTICLE VIII

                                   COMMISSIONS

         8.1 Brokerage Commissions. Seller agrees to pay to Pinnacle Realty Management Company (herein "Broker") a brokerage commission pursuant to the terms of a separate brokerage agreement conditioned upon the consummation of the transaction contemplated by this Agreement, but not otherwise. By its signature hereto, Broker represents to Seller and Purchaser (a) that Broker is a duly licensed real estate broker under the provisions of the Texas Real Estate License Act, and (b) that Broker has not entered into any arrangement with any other party whereby such other party is entitled to any commission or finder's fee in connection with this transaction. Broker agrees that should any claim be made for brokerage commissions or finder's fees by any other party by, through or on account of any acts of Broker or its representatives, Broker shall indemnify and hold Purchaser and Seller harmless from and against any and all claims, loss, cost, damage and expense in connection therewith. In the event the transaction envisioned hereby fails to close for any reason, including without limitation Seller's default, Seller shall have no obligation for the payment of any brokerage commission or similar type fee hereunder. Purchaser represents and warrants to Seller that Purchaser has not engaged or dealt with any real estate agent or broker other than Broker. Purchaser shall indemnify and hold Seller harmless from and against any and all claims, losses, costs, damages, liabilities, claims or expenses, including without limitation reasonable attorneys' fees arising out of the claim to a commission by any party which claim is based on the actions of Purchaser, as determined by final judgment of a court of competent jurisdiction. Seller shall indemnify and hold Purchaser harmless from and against any and all claims, losses, costs, damages, liabilities, claims or expenses, including without limitation reasonable attorneys' fees arising out of the claim to a commission by any party which claim is based on the actions of Seller, as determined by final judgment of a court of competent jurisdiction. The provisions of this paragraph will survive Closing for six (6) months. If any claim for indemnity is asserted against a party to this Agreement, such party shall give written notice to the other party and allow the other party the opportunity to defend such claim.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS

         9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby including, without limitation, any materials provided to Purchaser by Broker. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that
(a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser will be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

         9.2 Disclaimers. SELLER AND PURCHASER ACKNOWLEDGE AND AGREE THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR
REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,

TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS", EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES,
STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTON TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK FOR ANY ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, WHICH MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS. UPON CLOSING, PURCHASER SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION WILL BE THE RESPONSIBILITY OF AND WILL BE PERFORMED AT THE SOLE COAST AND EXPENSE OF PURCHASER.

         9.3 Waivers of Deceptive Trade Practices Act. Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices - Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the "DTPA"), is not applicable to this transaction. Accordingly, Purchaser's rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, will be governed by legal principles other than the DTPA. In furtherance thereof, Purchaser agrees as follows:

                  (a) Purchaser represents that Purchaser is a business consumer and that Purchaser seeks to acquire by purchase or lease the goods or services that are the subject of this Agreement for commercial or business use. Purchaser further represents that Purchaser has knowledge and experience in financial and business matters that enable Purchaser to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Purchaser also represents that Purchaser is not in a significantly disparate bargaining position in relation to Seller.

                  (b) Purchaser represents that Purchaser has been represented by legal counsel in seeking or acquiring the goods or services that are the subject of this Agreement and that the transaction contemplated by this Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser. Purchaser shall cause its legal counsel to sign this Agreement in the space provided below for the purpose of evidencing compliance with
         Section 17.42 of the DTPA.

                  (c)  WAIVER  OF  CONSUMER  RIGHTS.   PURCHASER  HEREBY  WAIVES
         PURCHASER'S RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF PURCHASER'S OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

         9.4 Effect and Survival of Disclaimers. Seller has informed Purchaser that the Purchase Price payable to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX will survive Closing.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Confidentiality. Each of Seller and Purchaser and their respective representatives shall hold in strictest confidence all data and information obtained with respect to the Property, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose such data to others; provided, however, that Purchaser may disclose such data and information as required by law or to the employees, consultants, lenders, accountants and attorneys of Purchaser. If this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by either party or its agent or representatives of this Section 10.1, the other party shall be entitled to an injunction restraining such party or its agents or representatives, from disclosing, in whole or in part, such confidential information. Nothing herein will be construed as prohibiting a party from pursuing any other available remedy at law or in equity for such breach or threatened breach.

         10.2 Public Disclosure. Prior to Closing, any release to the public of information with respect to the matters set forth in this Agreement will be made only in the form approved by Purchaser and Seller and their respective counsel.

         10.3 Discharge of Obligations. The acceptance of the Deed by Purchaser will be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those, if any, which are herein expressly stated to survive the Closing.

         10.4 Assignment. Other than an assignment to Apple Residential Income Trust, Inc., a Virginia corporation, Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller's written approval. Subject to the conditions set forth in this Section 10.4, Purchaser may assign its rights under this Agreement to a Permitted Assignee, without the prior written consent of Seller. If Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller, to the extent practicable, as least five (5) business day prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment will not become effective until such Permitted Assignee execute an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted

Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. For purposes of this Section 10.4, the term "Permitted Assignee" means any corporation, partnership, limited partnership, REIT, limited liability company, venture or similar entity (i) in which Purchaser owns an interest of more than thirty percent (30%) or which owns an interest of more than thirty percent (30%) of Purchaser, and (ii) which at the time of such assignment and at the time of Closing has assets in excess of Five Million Seven Hundred Thousand Dollars ($5,700,000). In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is reasonably requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee.

         10.5 Title Policy or Abstract. Purchaser hereby acknowledges that, at the time of the execution of this Agreement, the Seller advised the Purchaser by this writing that the Purchaser should have the abstract covering the real estate which is the subject of this Agreement examined by an attorney of the Purchaser's own selection or that the Purchaser should be furnished with or obtain a policy of title insurance.

         10.6 Notices. Any notice required or permitted by this Agreement must be given in writing either by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) prepaid telegram, telex or telecopy (provided that such telegram, telex or telecopy is confirmed by expedited delivery service or by mail in the manner confirmed by expedited delivery service or by mail in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or telecopy upon receipt. Unless changed in accordance with the preceding sentence, the addresses for notice given pursuant to this Agreement will be as follows:

         IF TO SELLER:     Sunrise Enterprises, Inc.
                           Suite 1050
                           14001 North Dallas Parkway
                           Dallas, Texas 75240
                           Attn: Nathan A. Levine, President
                           Fax No.: (972) 385-9601

    WITH A COPY TO:       Prager & Benson, P.C.
                          2626 Cole Avenue, Suite 900
                          Dallas, Texas 75204
                          Attn: Jerome L. Prager, Esq.
                          Fax No.: (214) 969-7635

    IF TO PURCHASER:      Cornerstone Realty Group, Inc.
                          305 East Main Street
                          Richmond, Virginia 23219
                          Attn:    Gus G. Remppies, Vice President Acquisitions
                          Fax No.: (304) 782-9302

    WITH A COPY TO:       Zuckerbrod & Taubenfeld
                          575 Chestnut Street
                          Cedarhurst, New York 11516
                          Attn: Harry Taubenfeld, Esq.
                          Fax No.: (516) 374-3490

    AND WITH A COPY TO:   Brown McCarroll & Oaks Hartline
                          300 Crescent Court, Suite 1400
                          Dallas, Texas 75201-6929
                          Attn: Leigh Moore, Esq.
                          Fax No.: (214) 999-6170

         10.7 Modifications. This Agreement cannot be changed orally, and no executory agreement will be effective to waive, change, modify or discharge this Agreement or any provision hereof, in whole or in part, unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

         10.8 Tax-Deferred Exchange. The Purchaser hereby acknowledges and agrees that Seller desires to complete an exchange of the Property in conjunction with the transfer and exchange of another tract of property (the "Exchange Property") which exchange will qualify for nonrecognition of gain pursuant to Section 1031, Internal Revenue Code of 1986, as amended (the "Code"). In order to effect such exchange, Purchaser agrees to cooperate with Seller and to execute any and all documents required in order to consummate the transaction involving the Exchange Property. It is expressly agreed that the Purchaser shall incur no liability or additional expenses connected with such proposed property exchange, it being understood that the Purchaser is agreeing merely to cooperate with and hold Purchaser harmless of and from any and all claims asserted by a third party against Purchaser by reason of such proposed property exchange. If the exchange transaction does not occur as contemplated, then Purchaser and Seller shall be obligated to perform and close this transaction in accordance with and pursuant to the rest of the terms and provisions of this Agreement. If the

Exchange Property has not been identified or is not being acquired contemporaneously with the conveyance of the Property to Purchaser, Purchaser agrees to deposit the funds into an escrow account administered by Texas Escrow Company, Inc., a Texas corporation, serving as a qualified intermediary, in order to afford Seller the opportunity to consummate a deferred exchange which satisfies the requirements of the Code and Regulations promulgated pursuant to the Code. Notwithstanding the foregoing, Seller agrees that any such tax deferred exchange will not adversely impact the Closing or postpone the Closing Date.

         10.9 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period will run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The term "business day" means a day which is not a Saturday, Sunday or legal holiday under the laws of the State of Texas. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas, time.

         10.10 Time of Essence. Seller and Purchaser agree that time is of the essence of this Agreement. Seller and Purchaser shall be entitled to one extension each. Any such extension will be for not more than ten (10) days. A party who desires to exercise the right set forth in this paragraph must give written notice to the other party timely and such notice must expressly refer to this Section 10.10.

         10.11 Successors and Assigns. The terms and provisions of this Agreement are binding upon and inure to the benefit of the permitted successor and assigns of the parties hereto.

         10.12 Entire Agreement. This Agreement, including the exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

         10.13 Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, executed acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property.

         10.14 Attorneys' Fees. In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party all of its reasonable expenses, including reasonable attorneys' and accountants' fees.

         10.15 Counterparts. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement.

         10.16 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

         10.17 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.17 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

         10.18 Limited Liability. The obligations of Seller arising by virtue of this Agreement will be limited to the value of Seller's interest in the Property as of the Effective Date and resort must not be had to any other assets of Seller.

         10.19 No Third Party Beneficiary. Except as expressly set forth herein to the contrary, the provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

         10.20 Exhibits and Schedules. The following schedules or exhibits attached hereto will be deemed to be an integral part of this Agreement:

               (a)  Exhibit "A" - Legal  description  of the  Land
               (b)  Exhibit "B" - Form of Special  Warranty Deed
               (c)  Exhibit "C" - Form  of Bill of Sale and Assignment

               (d)  Exhibit "D" - Form of Assignment and Assumption of Contracts
               (e)  Exhibit "E" - Form of Tenant Estoppel Certificate
               (f)  Exhibit "F" - Form of Tenant Notification Letter
               (g)  Exhibit "G" - List of Inspection Documents
               (h)  Exhibit "H" - Form of Representation Letter

         10.21 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text or any section or any subsection hereof.

         10.22 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         10.23 Termination of Agreement. If either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination will relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are expressly stated herein to survive the termination of this Agreement (such as the indemnification obligation of Purchaser set forth in Section 3.1).

         10.24 Municipal Utility District Notices. Purchaser agrees that if the Property or any portion thereof is located in a municipal utility district, Purchaser will, within five (5) days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Purchaser with respect to the Property.

         10.25 Effective Date. If Purchaser fails to execute this Agreement and deliver same to Seller on or before 5 p.m., Dallas, Texas, time, on November 24, 1997, all negotiations between Seller and Purchaser concerning the sale of the Property will be deemed terminated. Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement will constitute an offer by Purchaser. The offer by Purchaser herein contained will automatically be withdrawn and become of no force or effect unless this Agreement is executed by Seller and delivered to the Title Company on or before 5 p.m., Dallas, Texas, time, on November 24, 1997. The later date of execution of this Agreement by Purchaser and Seller, as evidenced by the respective dates of execution set forth below, will be deemed the effective date of this Agreement (the "Effective Date").

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


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the Effective Date.

                                            SELLER:

Executed by Seller

This 20 day of                              SUNRISE ENTERPRISES, INC., a Texas
November, 1997                              corporation

                                            By:   /s/ Nathan A. Levine
                                                  ------------------------------
                                                     Nathan A. Levine, President

                                            PURCHASER:

Executed by Purchaser                       CORNERSTONE REALTY GROUP, INC.,
this 14th day of                            a Virginia corporation
November, 1997

                                            By:   /s/  S. J. Olander
                                                  ------------------------------
                                            Name:    S.J. Olander
                                            Title:   Senior Vice President.


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